EXHIBIT 99.1

FOR FURTHER INFORMATION:
J. Cameron Coburn	Betty V. Norris
Chairman, President & CEO	SVP & Chief Financial Officer
Tel: 910-509-3901	Tel: 910-509-3914
Email: ccoburn@capefearbank.com	Email: bnorris@capefearbank.com

Cape Fear Bank Corp. Reports 2008 First Quarter Results

WILMINGTON, NC, April 25, 2008 – Cape Fear Bank Corporation (the “Company”) (NASDAQ: CAPE) today reported a net loss of ($441,000), or ($0.12) per diluted share, for the first quarter of 2008 compared with net income of $435,000, or $0.11 per diluted share for the first quarter of 2007. Current quarter performance reflects a continuation of factors experienced by the Company in 2007, including a deteriorating real estate economy, expenses associated with branch expansion, elevated problem assets, and compression of net interest margin.

Cameron Coburn, Chairman, President and CEO of Cape Fear Bank Corporation, stated, “In rapid succession, we have seen our housing market decline and our revenue impacted by margin compression and deteriorating credit quality. We continue to be challenged by a difficult interest rate environment, but we are actively pursuing lower-cost deposits as we build relationships through our newly expanded branch network. We also recently hired an experienced credit administrator to manage our problem assets expeditiously.”

Total revenue, comprised of net interest income and noninterest income, was $3.1 million for the first quarter of 2008, a decline of $379,000, or 10.8 percent, from the first quarter of 2007. Net interest income declined 16.0 percent to $2.7 million, reflecting 7.6 percent growth in average earning assets, offset by a 70 basis point decline in the net interest margin to 2.41 percent. Mr. Coburn added, “We’ve restructured our balance sheet to make it less asset-sensitive in the current declining interest rate environment.” Variable-rate loans, which reprice immediately, now comprise 51.1 percent of our loan portfolio compared with 64.4 percent twelve months ago. Mr. Coburn continued, “Total time deposits, which comprise 72.9 percent of our deposit portfolio, have fixed maturities and therefore take longer to reprice downward.”

Noninterest income for the first quarter of 2008 was $446,000, an increase of $136,000 or 43.9 percent from the first quarter of 2007. Service fees and charges accounted for the majority of the increase, up $99,000 or 60.0 percent from the prior-year first quarter.

Noninterest expense for the first quarter of 2008 totaled $3.4 million, an increase of $497,000 or 17.3 percent from noninterest expense for the first quarter of 2007. Expenses associated with branch expansion accounted for the majority of the increase; three de novo branches were opened after first quarter 2007, generating additional expenses in virtually every category. Occupancy and equipment expenses were $553,000 for the current quarter, up $130,000 or 30.7 percent. Salaries and benefits, which represent nearly 50 percent of noninterest expense, increased $70,000 or 4.5 percent, partially due to the addition of seven full-time equivalent (FTE) employees over the past twelve months, from 95 to 102. The majority of the increased expense for the quarter was in Other Expense, up $297,000 or 33.1 percent, to $1.2 million; this includes increased FDIC premiums, accounting and audit fees, and branch-related expenses such as data processing. For the first quarter, the efficiency ratio increased to 107.06 percent from 81.44 percent for the prior-year first quarter.

Total assets were $469.6 million at March 31, 2008, up $21.3 million or 4.7 percent from twelve months ago, and $5.3 million from the linked quarter. Loans outstanding totaled $375.3 million, an increase of $30.5 million or 8.9 percent over the past twelve months; since year-end 2007, loans increased by $4.6 million. Approximately 95 percent of the loan portfolio is collateralized by real estate, with construction and land development (C&D) loans accounting for 39.5 percent of the portfolio, followed by commercial real estate (CRE), with 32.1 percent. In terms of the $4.6 million loan growth year-to-date, CRE led with an increase of $3.6 million, followed by pre-sold and owner-occupied residential construction, up $3.0 million. These gains were partially offset by a decline of $2.4 million in 1-4 family real estate loans.

Nonperforming assets were $8.5 million or 1.8 percent of assets at March 31, 2008; this compares with $8.3 million or 1.8 percent of assets for the previous quarter and $2.0 million or 0.44 percent of assets twelve months ago. The majority of first quarter nonperforming loans were C&D loans totaling $4.9 million (which includes $3.3 million in restructured loans), followed by $951,000 of Other Real Estate Loans. Nonperforming loans consist primarily of two large land development and residential construction relationships located in the coastal market. During first quarter 2008, $1.8 million of nonperforming loans were transferred through foreclosure to Other Real Estate Owned (OREO) compared to none in the linked quarter and $616,000 in the prior year quarter. Net charge-offs were $348,000 or 0.37 percent of average loans (annualized) for the period ended March 31, 2008 compared with net recoveries for both the linked and first quarters of 2007. The loan loss provision for first quarter 2008 was $793,000 compared with $75,000 for the year-ago quarter and $970,000 for the fourth quarter of 2007. The reserve for loan losses totaled $6.2 million or 1.66 percent of total loans at March 31, 2008.

Deposits totaled $398.2 million at March 31, 2008, an increase of $18.2 million or 4.8 percent over the last twelve months, and an increase of $11.5 million since year-end 2007. Core deposits, which exclude time deposits greater than $100,000 and brokered deposits, accounted for 53.4 percent of total deposits; they declined by $18.4 million or 8.0 percent from twelve months ago, and increased by $8.0 million from the linked quarter. The year-over-year decline in core deposits is tied to lower deposits from real estate attorney trust account relationships in response to the slowdown in real estate market conditions. To fund the shortfall resulting from the lower level of core deposits, non-core deposits, namely, wholesale and brokered deposits, increased $36.6 million or

24.6 percent over the last twelve months, and $3.5 million or an annualized 7.7 percent higher than the linked quarter. Mr. Coburn commented, “We remain focused on improving our deposit mix by obtaining lower cost deposits through our recently expanded branch network.”

Shareholders’ equity at March 31, 2008 was $28.3 million, a twelve-month increase of $799,000 or 2.9 percent. As of March 31, 2008, the Company remained at well-capitalized levels with a total risk-based capital ratio of 10.99 percent. Shares outstanding at year-end were 3,841,785.

Mr. Coburn added, “We are sorry to report that one of our founding directors, Windell Daniels, passed away unexpectedly on April 22, 2008. He had served as a director of Cape Fear Bank since 1998 and was a member of our Audit Committee. We appreciate his guidance through the years and he will be greatly missed.”

About the Company

Cape Fear Bank (the “Bank”), formerly known as Bank of Wilmington, was established in 1998 as a community bank, developed and managed by local residents of the communities it serves, who are committed to improving the quality of their local banking experience. Cape Fear Bank Corporation, the parent company, was formed in June 2005. The Bank serves the southeastern North Carolina market area with eight full-service banking offices, including three in New Hanover County, two in Pender County, and three in Brunswick County. The Company’s stock is listed on the NASDAQ Capital Market under the symbol ‘CAPE’. The Company currently anticipates scheduling its 2008 annual meeting of stockholders to be held in August 2008.

Forward-Looking Statements

This Report and its exhibits contain statements relating to Cape Fear Bank Corporation (the Company) and its financial condition, results of operations, plans, strategies, branch expansion plans, trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts. Those statements may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of management about future events. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in the Company’s Annual Report on Form 10-K and in other reports filed with the Securities and Exchange Commission from time to time. Copies of those reports are available directly through the Commission’s website at www.sec.gov. Other factors that could influence the accuracy of those forward-looking statements include, but are not limited to: (a) the financial success or changing strategies of the Company’s customers; (b) customer acceptance of services, products and fee structure; (c) changes in competitive pressures among depository and other financial institutions or in its ability to compete effectively against larger financial institutions in its banking market; (d) actions of government regulators, or changes in laws, regulations or accounting standards, that adversely affect its business; (e) its ability to manage growth and to underwrite increasing volumes of loans; (f) the impact on profits of increased staffing and expenses resulting from expansion; (g) changes in the interest rate environment and the level of market interest rates that reduce net interest margin and/or the volumes and values of loans made and securities held; (h) weather and similar conditions, particularly the effect of hurricanes on banking and operations facilities and on its customers and the coastal communities in which it conducts business; (i) changes in general economic or business conditions and the real estate market in its banking market (particularly changes that affect its loan portfolio, the abilities of borrowers to repay their loans, and the values of loan collateral; and (j) other developments or changes in the Company’s business that it does not expect. Although management believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company has no obligation, and does not intend, to update these forward-looking statements.

Cape Fear Bank Corporation

Five-Quarter Performance Summary

	For the Quarter Ended					For the Years Ended
(In thousands, except per share data)	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007	12/31/2007	12/31/2006
Performance Highlights

Earnings:
Total revenue (Net int. income + nonint. income)	$3,144	$3,518	$3,676	$3,617	$3,523	$14,334	$13,987
Net interest income	$2,698	$3,029	$3,348	$3,276	$3,213	$12,864	$12,894
Provision for loan losses	$793	$970	$50	$—	$75	$1,095	$1,340
Noninterest income	$446	$489	$328	$341	$310	$1,470	$1,093
Noninterest expense	$3,366	$2,635	$3,193	$2,976	$2,869	$11,673	$9,324
Net (loss) income	$(441)	$53	$359	$499	$435	$1,345	$2,272

Per Share Data:
*Basic earnings per share	$(0.12)	$0.01	$0.10	$0.13	$0.12	$0.36	$0.60
*Diluted earnings per share	$(0.12)	$0.01	$0.09	$0.13	$0.11	$0.35	$0.58
*Book value per share	$7.38	$7.56	$7.49	$7.28	$7.31	$7.56	$7.18

Performance Ratios:
Return on average assets	-0.38%	0.05%	0.32%	0.45%	0.40%	0.30%	0.57%
Return on average equity	-6.19%	0.74%	5.17%	7.22%	6.33%	4.85%	8.86%
Net interest margin, taxable equivalent	2.41%	2.72%	3.11%	3.08%	3.11%	3.00%	3.34%
Efficiency ratio	107.06%	74.90%	86.86%	82.28%	81.44%	81.44%	66.66%
Non-interest income to total revenue	14.19%	13.90%	8.92%	9.43%	8.80%	10.26%	7.81%

Capital & Liquidity:
Total equity to total assets	6.03%	6.14%	6.22%	6.21%	6.14%	6.14%	6.37%
Total loans to total deposits	94.24%	95.85%	93.78%	91.94%	90.71%	95.85%	94.57%
Regulatory leverage ratio	8.04%	8.58%	8.64%	8.58%	8.50%	8.58%	9.22%
Tier 1 capital ratio	9.60%	9.87%	10.07%	10.40%	9.99%	9.87%	10.31%
Total risk-based capital ratio	10.99%	11.21%	11.43%	11.80%	11.43%	11.21%	11.80%

Asset Quality:
Net loan charge-offs (recoveries)	$348	$(5)	$—	$(8)	$(127)	$(140)	$314
Net loan charge-offs (recoveries) to average loans	0.37%	-0.01%	0.00%	-0.01%	-0.15%	-0.04%	0.10%
Nonperforming loans +90 days past due	$6,677	$8,309	$77	$1,320	$1,343	$8,309	$350
Other real estate and repossessed assets	$1,846	$—	$2	$—	$616	$—	$616
Nonperforming assets +90 days past due	$8,523	$8,309	$179	$1,320	$1,959	$8,309	$966
NPAs + loans 90 days past due to total assets	1.82%	1.79%	0.04%	0.30%	0.44%	1.79%	0.23%
Allowance for loan losses	$6,216	$5,771	$4,795	$4,746	$4,738	$5,771	$4,536
Allowance for loan losses to total loans	1.66%	1.56%	1.34%	1.39%	1.37%	1.56%	1.36%
Allowance for loan losses to NPAs	72.93%	69.45%	2678.77%	359.55%	241.86%	69.45%	469.57%

Period End Balances:
Assets	$469,570	$464,313	$453,478	$441,342	$448,318	$464,313	$424,885
Total earning assets (before allowance)	$449,580	$444,926	$434,163	$420,102	$426,359	$444,926	$407,992
Total Loans (before reserves)	$375,284	$370,678	$357,962	$341,030	$344,743	$370,678	$334,409
Deposits	$398,217	$386,738	$381,697	$370,915	$380,054	$386,738	$353,617
Stockholders’ equity	$28,338	$28,491	$28,199	$27,427	$27,539	$28,491	$27,052
Full-time equivalent employees	102	105	101	99	95	105	90
*Shares outstanding	3,841,785	3,766,295	3,766,295	3,766,020	3,766,257	3,766,295	3,766,119

Average Balances:
Assets	$470,222	$461,122	$447,870	$446,653	$437,009	$448,229	$396,272
Earning assets	$450,732	$441,581	$427,670	$426,682	$419,059	$428,806	$386,323
Total Loans (before reserves)	$373,546	$365,068	$349,568	$344,742	$339,563	$349,805	$311,226
Deposits	$391,492	$384,041	$375,058	$374,978	$364,986	$374,818	$334,373
Stockholders’ equity	$28,500	$28,592	$27,771	$27,633	$27,487	$27,757	$25,643
*Shares outstanding, basic - wtd	3,806,971	3,766,295	3,766,224	3,765,955	3,766,191	3,766,082	3,765,973
*Shares outstanding, diluted - wtd	3,806,971	3,855,925	3,833,457	3,844,366	3,860,982	3,846,910	3,894,697

*	Restated for 5% stock dividend for shareholders of record 6/22/07, distributed effective 6/29/07

CAPE FEAR BANK CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended March 31,		Years End December 31,
	2008	2007	2007	2006
	(In thousands, except share and per share data)
INTEREST INCOME
Loans	$6,475	$6,912	$28,301	$24,857
Investment securities available for sale	819	809	3,313	2,716
FHLB Stock	35	30	130	100
Other interest-earning assets	34	97	289	523

TOTAL INTEREST INCOME	7,363	7,848	32,033	28,196

INTEREST EXPENSE
Money market, NOW and savings deposits	478	548	2,519	1,681
Time deposits	3,635	3,546	14,480	11,800
Short-term borrowings	52	42	106	115
Long-term borrowings	500	499	2,064	1,706

TOTAL INTEREST EXPENSE	4,665	4,635	19,169	15,302

NET INTEREST INCOME	2,698	3,213	12,864	12,894
PROVISION FOR LOAN LOSSES	793	75	1,095	1,340

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	1,905	3,138	11,769	11,554

NON-INTEREST INCOME
Service fees and charges	264	165	812	713
Gain/(loss) on sale of investments	8	3	15	(60)
Income from bank owned life insurance	98	82	385	195
Other	76	60	258	245

NON-INTEREST INCOME	446	310	1,470	1,093

NON INTEREST EXPENSE
Salaries and employee benefits	1,619	1,549	6,097	4,949
Occupancy and equipment	553	423	1,997	1,533
Other	1,194	897	3,579	2,842

TOTAL NON-INTEREST EXPENSE	3,366	2,869	11,673	9,324
(LOSS) INCOME BEFORE INCOME TAXES	(1,015)	579	1,566	3,323
(BENEFIT) INCOME TAXES	(574)	144	221	1,051

NET (LOSS) INCOME	$(441)	$435	$1,345	$2,272

NET (LOSS) INCOME PER COMMON SHARE*
Basic	$(0.12)	$0.12	$0.36	$0.60

Diluted	$(0.12)	$0.11	$0.35	$0.58

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING*

Basic	3,806,971	3,766,191	3,766,082	3,765,973

Effect of dilutive stock options	—	94,791	80,828	128,724

Diluted	3,806,971	3,860,982	3,846,910	3,894,697

*	All per share and outstanding share data has been restated for the 5% stock dividend distributed 6/29/07

CAPE FEAR BANK CORPORATION

CONSOLIDATED BALANCE SHEETS

	March 31, 2008 (Unaudited)	December 31, 2007*
	(In thousands, except share data)
ASSETS
Cash and due from banks	$5,403	$6,257
Interest earning deposits in other banks	3,683	1,413
Fed funds sold	25	25
Investment securities available for sale, at fair value	68,204	70,227
Time deposits in other banks	199	199
Loans	375,284	70,678
Allowance for loan losses	(6,216)	(5,771)

NET LOANS	369,068	364,907
Accrued interest receivable	2,103	2,343
Premises and equipment, net	3,635	3,580
Stock in Federal Home Loan Bank of Atlanta, at cost	2,185	2,384
Foreclosed real estate and repossessions	1,846	—
Bank owned life insurance	9,974	9,876
Other assets	3,245	3,102

TOTAL ASSETS	$469,570	$464,313

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Demand	$29,202	$28,042
Savings	5,008	5,276
Money market and NOW	73,694	62,249
Time	290,313	291,171

TOTAL DEPOSITS	398,217	386,738
Short-term borrowings	11,000	17,000
Long-term borrowings	29,310	29,310
Accrued interest payable	734	772
Accrued expenses and other liabilities	1,971	2,002

TOTAL LIABILITIES	441,232	435,822

Shareholders’ Equity
Common stock, $3.50 par value, 12,500,000 shares authorized; 3,841,785 and 3,766,295 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	13,446	13,182
Additional paid-in capital	14,333	14,048
Accumulated retained earnings	551	1,609
Accumulated other comprehensive income (loss)	8	(348)

TOTAL SHAREHOLDERS’ EQUITY	28,338	28,491

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$469,570	$464,313

*	Derived from audited financial statements

Cape Fear Bank Corporation

Deposit and Loan Mix

	For the Quarter Ended
Dollars in thousands	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007
Deposit and Loan Mix
Deposit Breakout
Non interest bearing demand	$29,202	$28,042	$29,483	$34,497	$34,277
Interest bearing NOW	16,453	13,490	10,087	11,405	12,265
Savings	5,008	5,276	6,187	6,890	7,378
Money market	57,241	48,759	57,695	54,058	47,208
Time deposits <$100K	104,822	109,174	114,334	120,290	130,032
Time deposits >$100K	76,594	81,711	78,666	74,132	75,420
Brokered deposits	108,897	100,286	85,245	69,643	73,474

Total deposits	$398,217	$386,738	$381,697	$370,915	$380,054
Fixed/Variable Rate Loans
Fixed rate loans	$183,334	$164,921	$148,864	$135,223	$122,645
Variable rate loans	191,807	205,662	209,065	205,812	222,126

Net deferred fees/costs	143	95	33	(5)	(28)

Total loans	$375,284	$370,678	$357,962	$341,030	$344,743
Loan Breakout
Real estate
Commercial real estate
Commercial real estate—owner occupied	$59,273	$58,704	$52,585	$51,253	$48,871
Commercial real estate—non owner occupied	54,107	50,962	49,410	41,540	45,495
Multifamily	6,951	7,073	7,248	7,250	4,863

Total CRE	$120,331	$116,739	$109,243	$100,043	$99,229
Construction & land
Residential construction Presold & owner -occupied	$18,325	$15,370	$14,296	$15,796	$23,003
Speculative	31,781	32,199	37,015	35,844	42,971
Commercial construction
Presold & owner-occupied	278	216	150	150	610
Speculative	1,595	1,957	1,739	5,625	674
Land	96,162	96,683	96,984	94,753	97,015

Total construction & land	$148,141	$146,425	$150,184	$152,168	$164,273
Other real estate
1-4 family	46,550	48,972	41,628	39,723	33,845
Home equity	39,888	39,066	36,288	32,436	31,016

Total other real estate	$86,438	$88,038	$77,916	$72,159	$64,861

Total real estate	$354,910	$351,202	$337,343	$324,370	$328,363
Commercial and industrial	$15,938	$15,496	$16,046	$13,858	$13,822
Consumer	4,436	3,981	4,573	2,802	2,558

Total loans net of unearned fees and interest	$375,284	$370,679	$357,962	$341,030	$344,743
Less allowance for loan losses	6,216	5,771	4,795	4,746	4,738

Loans, net	$369,068	$364,908	$353,167	$336,284	$340,005
Nonperforming Loans
Commercial real estate	$—	$—	$—	$1,100	$1,100
Construction & land	1,625	3,771	—	—	—
Other real estate	951	963	—	17	36
Commercial and industrial	43	90	14	22	22
Home equity	742	154	154	167	172
Consumer	8	9	9	14	13
Restructured loans	3,308	3,322	—	—	—

Total nonperforming loans	$6,677	$8,309	$177	$1,320	$1,343